UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 20, 2022
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, inTEST Corporation (the “Company”) entered into an Amended and Restated Loan and Security Agreement with M&T Bank (“M&T”) on October 15, 2021, which, on October 28, 2021, was amended by the Joinder and Amendment to Amended and Restated Loan and Security Agreement and which, on December 30, 2021, was further amended by the Joinder and Second Amendment to Amended and Restated Loan and Security Agreement (as amended, the “Loan Agreement”).

On September 20, 2022, the Company and M&T further amended the Loan Agreement by entering into a Third Amendment to Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”) and the Third Amended and Restated Delayed Draw Term Note 1A. Under the Amended Loan Agreement, the maximum loan amount that the Company may borrow under the term loan is increased from $25 million to $50.5 million, which raises the available funding to the Company to $30 million as there was $20.5 million borrowed under the original term loan. Under the Amended Loan Agreement, the term loan and revolving credit facility maturity date is also extended to September 19, 2027.

Subject to the terms described therein, M&T may also issue standby letters of credit (the “Letters of Credit”) under the Amended Loan Agreement’s revolving credit facility upon the Company’s written request. The term of any Letters of Credit may not exceed the earlier to occur of (a) 12 months, or (b) 12 months beyond September 19, 2027. M&T has no obligation to issue such Letter of Credit to the Company in the event that (x) the aggregate outstanding undrawn amount of all Letters of Credit would exceed $3 million, (y) a default or event of default has occurred (each, as defined in the Amended Loan Agreement), or (z) the revolving credit facility usage plus the amount requested under any such Letter of Credit exceeds $10 million. The revolving credit facility available under the Amended Loan Agreement is reduced by the total outstanding undrawn amount of all Letters of Credit. If the revolving credit facility is terminated or if an event of default occurs and remains uncured, the Company has agreed to deposit with M&T immediately available funds equal to 105% of the outstanding undrawn amounts on all Letters of Credit as cash collateral. If the Company draws on any Letter of Credit, the amount of such draw request is deemed to constitute an advance under the revolving credit facility until the Company repays such draw amount.

The Amended Loan Agreement and the Third Amended and Restated Delayed Draw Term Note 1A are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On September 26, 2022, the Company issued a press release announcing entry into the Amended Loan Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Third Amendment to Amended and Restated Loan and Security Agreement, dated September 20, 2022, among inTEST Corporation, Ambrell Corporation, inTEST Silicon Valley Corporation, inTEST EMS, LLC, Temptronic Corporation, Videology Imaging Corporation, Acculogic Ltd., Acculogic Inc. and M&T Bank.

10.2	Third Amended and Restated Delayed Draw Term Note 1A, dated September 20, 2022.
99.1	Press Release dated September 26, 2022.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By:	/s/ Duncan Gilmour
Duncan Gilmour Chief Financial Officer, Treasurer and Secretary

Date:   September 26, 2022